Exhibit 99

For Release April 27, 2009

GM Launches Exchange Offers and Consent Solicitations for Outstanding Notes

•	Common stock plus accrued interest in cash offered for $27 billion of outstanding public debt

•	Successful exchange to result in at least $44 billion reduction in total liabilities from bondholders, U.S. Treasury and VEBA

•	Bondholders to own 10 percent of GM after successful exchange offer

•	Exchange contingent on VEBA modifications and U.S. Treasury debt conversion conditions resulting in at least $20 billion reduction in liabilities

•	Expect to seek bankruptcy relief if the exchange offers are not consummated

DETROIT – General Motors announced today that it is commencing public exchange offers for $27 billion of its unsecured public notes. The exchange offers are a vital component of GM’s overall restructuring plan to achieve and sustain long-term viability and the successful consummation of the exchange offers will allow GM to restructure out of bankruptcy court.

GM is offering to exchange 225 shares of GM common stock for each 1,000 U.S. dollar equivalent of principal amount (or accreted value as of the settlement date, if applicable) of outstanding notes of each series set forth in the table below and is offering to pay, in cash, accrued interest on the GM notes from the most recent interest payment date to the settlement date. In respect of the exchange offers for the GM Nova Scotia notes, General Motors Nova Scotia Finance Company is jointly making the exchange offers with GM.

GM believes its restructuring plan and the successful consummation of the exchange offers will provide the best path for the future success of the company while enabling it to continue operating its business without the negative impacts of a bankruptcy and reducing the risk of a potentially precipitous decline in revenues in a bankruptcy.

In the event that GM does not receive prior to June 1, 2009 enough tenders of notes to consummate the exchange offers, GM currently expects to seek relief under the U.S. Bankruptcy Code. GM is considering its alternatives in seeking bankruptcy relief in consultation with the U.S. Treasury, GM’s largest lender. If GM seeks bankruptcy relief, noteholders may receive consideration that is less than what is being offered in the exchange offers and it is possible that such holders may receive no consideration at all for their notes.

Concurrently with the exchange offers, GM is soliciting consents from noteholders to amend the terms of the debt instruments that govern each series of notes and insert a call option to redeem the non-USD notes.

Each of the exchange offers and consent solicitations will expire at 11:59 p.m. New York City time on Tuesday, May 26, 2009, unless extended. Tendered notes may be validly withdrawn at any time prior to 11:59 p.m. New York City time on Tuesday, May 26, 2009, subject to certain circumstances where we may extend or reinstate withdrawal rights.

Consummation of the exchange offers is conditioned upon the satisfaction or waiver of several conditions including the following:

•

U.S. Treasury Condition: the results of the exchange offers shall be satisfactory to the U.S. Treasury, including in respect of the overall level of participation by noteholders in the exchange offers and in respect of the level of participation by holders of the Series D notes in the exchange offers. GM believes that at least 90 percent of the aggregate principal amount of outstanding notes, including at least 90 percent of the aggregate principal amount of the outstanding Series D notes due June 1, 2009, will need to be tendered in the exchange offers or called for redemption pursuant to the call option (in the case of non-USD notes) in order to satisfy the U.S. Treasury condition. Whether this level of participation in the exchange offers will be required (or sufficient) to satisfy the U.S. Treasury condition will ultimately be determined by the U.S. Treasury.

•

Completion of the U.S. Treasury Debt Conversion: the U.S. Treasury (or its designee) shall have been issued at least 50 percent of the pro forma common stock of GM in exchange for (a) the full satisfaction and cancellation of at least 50 percent of GM’s outstanding U.S. Treasury debt at June 1, 2009 (such 50 percent currently estimated to be approximately $10.0 billion) and (b) full satisfaction and cancellation of GM’s obligations under the warrant issued to the U.S. Treasury as part of one of the U.S. Treasury loan agreements.

•

Evidence of the U.S. Treasury Financing Commitment: the U.S. Treasury having provided commercially reasonable evidence of its commitment to provide GM an additional $11.6 billion of funding that GM currently forecasts it will require after May 1, 2009.

•

Binding agreements in respect of the VEBA Modifications and U.S. Treasury approval thereof: GM is engaged in ongoing negotiations regarding modifications required by the terms of one of the U.S. Treasury loan agreements to a new voluntary employee benefit association (the new VEBA) established as part of a settlement with The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW) and the class of UAW GM retirees. A condition to the consummation of the exchange offers is that (a) at least 50 percent (or approximately $10 billion) of GM’s future financial obligations to the new VEBA will be extinguished in exchange for GM common stock and (b) cash installments will be paid over a period of time toward the remaining amount of GM’s financial obligations to the new VEBA. It is also a condition to the exchange offers that the terms of the VEBA modifications shall be satisfactory to the U.S. Treasury.

•

The aggregate number of shares of GM common stock issued or agreed to be issued pursuant to the U.S. Treasury Debt Conversion and the VEBA Modifications shall not exceed 89% of the pro forma outstanding GM common stock (assuming full participation by holders of old notes in the exchange offers).

•	Binding agreements regarding labor modifications required under one of GM’s U.S. Treasury loan agreements, on such terms as shall be satisfactory to the U.S. Treasury.

GM will use its best efforts to enter into the agreements listed above, however, GM has not reached any agreements with respect to any of the conditions to the exchange offers, and there is no assurance that any agreements will be reached on the terms described above or at all. GM will disclose the terms of any agreement reached with respect to either the U.S. Treasury debt conversion or the VEBA modifications and currently expects to be able to do so prior to the withdrawal deadline of the exchange offers.

The aggregate amount of GM common stock to be issued to the U.S. Treasury (or its designee) pursuant to the U.S. Treasury debt conversion and to the new VEBA pursuant to the VEBA modifications would represent approximately 89 percent of the pro forma GM common stock (assuming full participation in the exchange offers), with the final allocation between the U.S. Treasury (or its designee) and the new VEBA to be determined in the future. Of the remaining pro forma outstanding GM common stock, noteholders would represent approximately 10 percent, and existing GM common stockholders would represent approximately 1 percent. We determined the foregoing GM common stock allocations following discussions with the U.S. Treasury where the U.S. Treasury indicated that it would not be supportive of higher allocations to the holders of notes or to existing GM common stockholders.

The exchange offers have not commenced outside the United States and will not commence until the requisite approvals are obtained from the appropriate jurisdictions.

Morgan Stanley & Co. Incorporated and Banc of America Securities LLC are serving as global coordinators in connection with the exchange offers.

Series of Notes
CUSIP/ISIN	Outstanding Principal Amount	Title of Notes to be Tendered	Applicable Debt Instrument	Shares of GM Common Stock Offered per 1,000 U.S. Dollar Equivalent	Accrued Interest per 1,000 U.S. Dollar Equivalent as of June 30, 2009 (3)
USD Notes
370442691	USD 1,001,600,875	1.50% Series D Convertible Senior Debentures due June 1, 2009 (2)	1995 Indenture	225	$7.50	(4)
370442BB0	USD 1,500,000,000	7.20% Notes due January 15, 2011	1995 Indenture	225	$33.00
37045EAS7	USD 48,175,000	9.45% Medium-Term Notes due November 1, 2011	1990 Indenture	225	$11.81
370442BS3	USD 1,000,000,000	7.125% Senior Notes due July 15, 2013	1995 Indenture	225	$32.66
370442AU9	USD 500,000,000	7.70% Debentures due April 15, 2016	1995 Indenture	225	$16.04

370442AJ4	USD 524,795,000	8.80% Notes due March 1, 2021	1990 Indenture	225	$29.09
37045EAG3	USD 15,000,000	9.4% Medium-Term Notes due July 15, 2021	1990 Indenture	225	$11.75
370442AN5	USD 299,795,000	9.40% Debentures due July 15, 2021	1990 Indenture	225	$43.08
370442BW4	USD 1,250,000,000	8.25% Senior Debentures due July 15, 2023	1995 Indenture	225	$37.81
370442AV7	USD 400,000,000	8.10% Debentures due June 15, 2024	1995 Indenture	225	$43.88	(5)
370442AR6	USD 500,000,000	7.40% Debentures due September 1, 2025	1990 Indenture	225	$24.46
370442AZ8	USD 600,000,000	6 3/4% Debentures due May 1, 2028	1995 Indenture	225	$11.06
370442741	USD 39,422,775	4.50% Series A Convertible Senior Debentures due March 6, 2032 (2)	1995 Indenture	225	$14.88
370442733	USD 2,600,000,000	5.25% Series B Convertible Senior Debentures due March 6, 2032 (2)	1995 Indenture	225	$17.35
370442717	USD 4,300,000,000	6.25% Series C Convertible Senior Debentures due July 15, 2033 (2)	1995 Indenture	225	$28.65
370442BT1	USD 3,000,000,000	8.375% Senior Debentures due July 15, 2033	1995 Indenture	225	$38.39
370442AT2	USD 377,377,000 (1)	7.75% Discount Debentures due March 15, 2036	1995 Indenture	225	n/a
370442816	USD 575,000,000	7.25% Quarterly Interest Bonds due April 15, 2041	1995 Indenture	225	$15.10
370442774	USD 718,750,000	7.25% Senior Notes due July 15, 2041	1995 Indenture	225	$15.10
370442121	USD 720,000,000	7.5% Senior Notes due July 1, 2044	1995 Indenture	225	$18.54
370442725	USD 1,115,000,000	7.375% Senior Notes due May 15, 2048	1995 Indenture	225	$9.22
370442BQ7	USD 425,000,000	7.375% Senior Notes due May 23, 2048	1995 Indenture	225	$7.58
370442766	USD 690,000,000	7.375% Senior Notes due October 1, 2051	1995 Indenture	225	$18.23
370442758	USD 875,000,000	7.25% Senior Notes due February 15, 2052	1995 Indenture	225	$9.06

Euro Notes
XS0171942757	EUR 1,000,000,000	7.25% Notes due July 3, 2013	July 3, 2003 FPAA	225	$71.81
XS0171943649	EUR 1,500,000,000	8.375% Notes due July 5, 2033	July 3, 2003 FPAA	225	$82.49

GM Nova Scotia Notes
XS0171922643	GBP 350,000,000	8.375% Guaranteed Notes due December 7, 2015	July 10, 2003 FPAA	225	$47.02
XS0171908063	GBP 250,000,000	8.875% Guaranteed Notes due July 10, 2023	July 10, 2003 FPAA	225	$86.20

[1]

Represents the principal amount at maturity. The exchange consideration offered to holders of discount notes will be based on the accreted value thereof as of the settlement date. As of June 30, 2009, the accreted value of the discount notes will be $568.94 per $1,000 principal amount at maturity thereof.

[2]	Denotes convertible notes.
[3]

For illustrative purposes only. The amount of accrued interest payable on the settlement date in respect of tendered notes, other than the discount notes, will be the amount of accrued interest on such notes from and including the most recent interest payment date to, but not including, the settlement date. We do not expect to consummate the exchange offers prior to June 30, 2009 because the satisfaction of certain conditions to the exchange offers is expected to require a significant period of time.

[4]	Represents accrued interest per $1,000 principal amount as of June 1, 2009.
[5]	Represents accrued interest on such notes from and including December 15, 2008. Such amount does not reflect, and has not been reduced for, the interest payment scheduled for June 15, 2009.

For More Information Regarding the Exchange Offer

The exchange offers and consent solicitations are being made to holders of notes (as set forth in the table above titled Series of Notes) solely upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 dated April 27, 2009, which includes a combined prospectus and proxy statement and information in accordance with the disclosure requirements of the tender offer rules of the Securities and Exchange Commission (SEC), and the related letter of transmittal (or form of electronic instruction notice, in the case of notes held through Euroclear or Clearstream), as each may be amended from time to time (collectively, the Prospectus Documents). GM strongly encourages you to carefully read the Prospectus Documents, together with the Schedule TO relating to the exchange offers (including all amendments and supplements thereto), that have been filed (or will be filed) with the SEC, because they contain important information regarding the proposed transaction. Noteholders can access free copies of the Prospectus Documents and the Schedule TO at the SEC’s website (at www.sec.gov), and at GM’s website (at http://www.gm.com/corporate/investor_information). Any requests for paper copies of the Prospectus Documents and/or the Schedule TO should be directed to the D.F. King & Co. by mail at 48 Wall Street, 22nd floor, New York, NY 10005, and by telephone at (800) 769-7666.

GM and its directors and executive officers and other members of management and employees may be deemed participants in the solicitation of proxies with respect to the consent solicitations. Information regarding the interests of these directors and executive officers in the consent solicitations will be included in the documents described above. Additional information, including information regarding GM’s directors and executive officers, is available in GM’s Annual Report on Form 10-K, which was filed with the SEC on March 5, 2009 and can be obtained without charge at www.sec.gov.

Cautionary Statement

A registration statement relating to the securities offered in the exchange offers has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The exchange offers and consent solicitations are not being made to (nor will tenders be accepted from or on behalf of) holders of notes in any jurisdiction where the offers or the acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction, including Japan and Hong Kong.

Offers to holders in the United Kingdom, Austria, Belgium, France, Germany, Italy, Luxembourg, the Netherlands, Spain and. Switzerland will be made only following the approval of a separate prospectus approved by the United Kingdom Listing Authority as competent authority under EU Directive 2003/71/EC, which will indicate on the front cover thereof that it can be used for such offers. Outside of these jurisdictions (and the United States) only non U.S. qualified offerees are authorized to participate in the exchange offers and consent solicitations. If you are outside of the above jurisdictions (and the United States and Canada), you are only authorized to receive the EU Approved Prospectus. If you are in Canada you are only authorized to receive and review a separate Canadian offering memorandum prepared in accordance with applicable Canadian securities laws. The exchange offers in Italy are subject to clearance by CONSOB pursuant to Article 102 onwards of Legislative Decree No. 58 of February 24, 1998. Therefore, the exchange offer period in Italy will only commence following such clearance.

Forward Looking Statements

This document contains “forward-looking statements.” Such statements are based on the current expectations and assumptions of GM management, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those now anticipated – both in connection with the proposed exchange offers and consent solicitations, and GM’s business and financial prospects — including (without limitation) those set forth in the Prospectus Documents filed with the SEC as part of GM’s Registration Statement on Form S-4 (as amended and supplemented). To better understand these risks and uncertainties, holders of notes and other readers are encouraged to read carefully the Prospectus Documents (as amended or supplemented), GM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which was filed March 5, 2009, and other SEC filings, all of which can be accessed free of charge at the websites of the SEC (www.sec.gov) and GM (at http://www.gm.com/corporate/investor_information).

About General Motors Corp.

General Motors Corp. (NYSE: GM), one of the world’s largest automakers, was founded in 1908, and today manufactures cars and trucks in 34 countries. With its global headquarters in Detroit, GM employs 243,000 people in every major region of the world, and sells and services vehicles in some 140 countries. In 2008, GM sold 8.35 million cars and trucks globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Hummer, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, the United Kingdom, Canada, Russia and Germany. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Contact:

Julie M. Gibson

GM Financial Communications

212.418.6381

Julie.m.gibson@gm.com

Reneé Rashid-Merem

GM Communications

313.665.3128

Renee.rashid-merem@gm.com